                                              Filed Pursuant to Rule 424(b)(2)
                                              Registration No. 33-54299

                   Pricing Supplement, dated March 5, 1996
                  to Prospectus dated September 27, 1995 and
                 Prospectus Supplement dated October 6, 1995

                             BANPONCE CORPORATION

                         MEDIUM-TERM NOTES, SERIES 2

             Due From Nine Months to 30 years From Date of Issue

             Payment of Principal, Premium, if any, and Interest


PRINCIPAL AMOUNT. . . . . . . . . . . . . . . . . . . .   U.S. $700,000.00

ORIGINAL ISSUE DATE. . . . . . . . . . . . . . . . . . .  March 8, 1996

MATURITY DATE. . . . . . . . . . . . . . . . . . . . . .  March 2, 1998

GLOBAL NOTE. . . . . . . . . . . . . . . . . . . . . . .  Yes

INITIAL INTEREST RATE. . . . . . . . . . . . . . . . . .  5.60%

INTEREST RATE BASIS. . . . . . . . . . . . . . . . . . .  Fixed

SPREAD. . . . . . . . . . . . . . . . . . . . . . . . . . N/A

INTEREST RATE RESET PERIOD. . . . . . . . . . . . . . . . N/A

INTEREST PAYMENT PERIOD . . . . . . . . . . . . . . . . . June 15, December 15 and at Maturity


The proceeds from the issuance of the Note to which this Pricing Supplement relates will be used to finance BanPonce Corporation Subsidiaries.